Exhibit 99.2

003SSP004E 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03440A + + Proposals — The Board of Directors recommends a vote A FOR Proposal 1 and FOR Proposal 2. 1. Approval of the Agreement and Plan of Merger, dated as of June 23, 2019, by and among 1st Constitution Bancorp, 1st Constitution Bank and Shore Community Bank pursuant to which Shore Community Bank will merge with and into 1st Constitution Bank. 2. Authorization of the Board of Directors (i) to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Special Meeting Proxy Card For Against Abstain 3. Transact such other business as may properly come before the Meeting or any adjournment or postponement thereof. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 2 9 1 6 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SHRC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SHRC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 7:00 AM, Eastern Time, on October 18, 2019. Your vote matters – here’s how to vote! Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SHRC SPECIAL MEETING OF SHAREHOLDERS OCTOBER 18, 2019, 11:00 A.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of Shore Community Bank, a New Jersey state chartered bank (the “Bank”), will be held at the Toms River Country Club, 419 Washington Street, Toms River, New Jersey, at 11:00 a.m. (local time), on Friday, October 18, 2019, for the purposes listed. The Board of Directors has fixed the close of business on August 22, 2019 as the record date for determining those shareholders who will be entitled to notice of and to vote at the Meeting. The Board of Directors unanimously recommends a vote “FOR” each matter listed on this proxy card. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Proxy — Shore Community Bank qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.